                                                                  EXHIBIT 10.26


                         WORLDGATE AFFILIATION AGREEMENT


THIS AGREEMENT DATED SEPTEMBER 30, 1998, IS BETWEEN CABLE BAHAMAS, LTD., WITH
                     -------------------            --------------------
ITS PRINCIPAL PLACE OF BUSINESS AT ROBINSON ROAD P.O. BOX CB - 13050, NASSAU,
                                   ------------------------------------------
BAHAMAS, (HEREINAFTER REFERRED TO AS "AFFILIATE") AND WORLDGATE COMMUNICATIONS,
--------
INC., WITH ITS PRINCIPAL PLACE OF BUSINESS AT: 3220 TILLMAN DRIVE, SUITE 300, BENSALEM, PA 19020 (HEREINAFTER REFERRED TO AS "WG").

AFFILIATE AND WG (COLLECTIVELY THE "PARTIES") HEREBY AGREE AS FOLLOWS:

1.       DEFINITIONS:

         The following terms, abbreviations and definitions used in this Agreement shall have the meanings set forth herein below:

         (a) " COMMERCIAL ESTABLISHMENT" means non-lodging related public and private facilities which serve the general public or selected members of the general public, including government and professional offices and non-lodging related retail businesses such as stores, but excluding lodging related businesses such as hotels, resorts and casinos.

         (b) "PRIVATE RESIDENCE" means a private, non-transient residential dwelling unit.

         (c) "SYSTEM(S)" means Affiliate's cable television distribution system(s), including the facilities directly associated therewith, for the geographical service areas identified in Exhibit A. Affiliate may, from time to time, add additional Systems, in which event Affiliate shall provide WG with at least thirty (30) days advance written notice of any such proposed additions to the System, and upon the agreement of the Parties with respect to the proposed additions this Agreement shall be promptly amended to cover the proposed additions by the execution of supplemental and/or superseding Exhibit A(s) setting forth the agreed and then current information relevant to such Systems.

         (d) "SUBSCRIBER" means a Commercial Establishment or Private Residence gaining access to the WorldGate-SM- Service through Affiliate's System(s).

         (e) "SUBSCRIBER ACCESSIBLE CONTENT" means the data, information, programs, displays, applications and other content (including without limitation, the Internet) which, from time to time, are provided for access by Subscribers to the WorldGate-SM- Service. Affiliate and WG acknowledge that elements of such Subscriber Accessible Content, such as the Internet, may include materials and information of unreliable, uncertain or even objectionable origin, nature and/or character, and that Subscriber Accessible Content is dynamic and that the providers thereof may, from time to time, and for any reason make additions to, deletions from and otherwise modify Subscriber Accessible Content.

         (f) "TERM" means the term of this Agreement which shall commence on the date hereof, and shall terminate five (5) years from such date, except if renewed or terminated earlier as provided herein.

         (g) "WORLDGATE-SM- PLATFORM" means the hardware and software components to be supplied by WG to Affiliate and used by Affiliate in connection with Affiliate's System(s) to provide Subscriber access to the WorldGate Service hereunder.

         (h) "WORLDGATE-SM- SERVICE" means an interactive Internet access service which utilizes the WorldGate Platform in connection with the Affiliate's System(s) for addressably transmitting downstream application information (including Subscriber Accessible Content) to Subscribers in the System's channels (vertical blanking intervals, full video channels or MPEG data stream) and, either utilizing separate rf sub-bands of the System's current allocated spectrum and/or a suitable phone-network based return facility for transmitting upstream communication.

2.       AUTHORIZATION OF RIGHTS, WORLDGATE PLATFORM AND SYSTEMS:

         (a) During the Term hereof WG authorizes Affiliate to provide to Subscribers, and such Subscribers to have, access to and use of the WorldGate Service, via the WorldGate Platform in connection with Affiliate's System, in accordance with the terms and conditions of this Agreement. For so long as the WorldGate Service is provided hereunder as the only offering on the Systems for Internet on a television, WG will not authorize any other person or entity to provide the WorldGate Service to the geographic areas directly served by the Systems.

         (b) Upon the execution of this Agreement, and as the Subscriber base increases thereafter, Affiliate shall acquire by purchase, lease or such other acquisition transaction as may be agreed in writing by the Parties, the additional components of the WorldGate Platform to maintain reasonable performance characteristics for the Service, which Affiliate desires to acquire to offer the WorldGate Service. The standard configuration components of the WorldGate Platform as well as certain terms and conditions with respect to such acquisition as well as the associated warranty and support of the WorldGate Platform are also set forth in Exhibit B.

         (c) Affiliate shall also provide suitable Systems as further described in Exhibit A. The installation, maintenance and support of such Systems shall be the sole responsibility of Affiliate and its suppliers. To enable WG to perform its obligations hereunder Affiliate shall provide to WG (and its contractors) reasonable physical access (upon advance notice by WG and subject to Affiliate's security procedures) as well as continuous electronic access (via electronic means including direct modem and Internet connections) to such Systems, and to the WorldGate Platforms connected thereto.


3.       RESERVATION OF RIGHTS; TRADEMARKS:

         (a) All licenses, rights and interest in, to and with respect to the WorldGate Platform, the WorldGate Service (including without limitation the Subscriber Accessible Content,) the elements, parts and derivations thereof (including without limitation the writings, images, displays, electronic reproductions, user interfaces, sounds, data, information and other works embodied therein, derived therefrom or ancillary thereto, and the media of reproduction, performance or exhibition thereof), as well as the intellectual property rights related thereto, not specifically granted herein to Affiliate or to Subscribers, shall be and are expressly and entirely reserved by WG and the applicable providers of such Subscriber Accessible Content. The rights and licenses granted to Affiliate and the Subscribers pursuant to this Affiliation Agreement do not include any right to sublicense any third party, in whole or in part.

         (b) Affiliate agrees that it is the essence of this Agreement that, without the specific written consent of WG, or except as otherwise set forth herein: (i) the WorldGate Platform shall not be modified by Affiliate in any manner; (ii) the WorldGate Platform shall not be utilized by Affiliate for any purpose other than to provide the WorldGate Service; and (iii) Affiliate shall not authorize any other party to do any of the acts forbidden herein (collectively, the "Prohibited Acts"). Affiliate shall immediately notify WG upon the occurrence or likely occurrence of any Prohibited Acts of which it becomes aware.

         (c) The Parties recognize that each other's trademarks and brands are significant assets of the Party owning the same and that any use of such trademarks and brands shall only be with the other's prior consent and then only in a manner consistent with that typically used with quality and valued trademarks and brands, and intended to promote the good will associated with the same. As part of diligently promoting the WorldGate Service, Affiliate agrees to prominently display the applicable WG brands in all external communications promoting Internet access for television such as, but not limited to, advertisements, commercials, direct mail pieces, bill stuffers, and price lists.


4.       PAYMENTS, ACCESS FEES AND TAXES:

         (a) As consideration for the rights granted and services performed hereunder with respect to the WorldGate Service, Affiliate shall pay to WG Subscriber Access Fees as more fully set forth in Exhibit C. Notwithstanding the required payment of a Subscriber Access Fee as described above, the Parties agree and acknowledge that Affiliate is free to determine what fees, if any, it charges its customers with respect to access to the WorldGate Service. All fees due to WG hereunder are net of all duties, franchise fees and taxes (including interest and penalties on any such amounts) now or hereafter imposed or based upon the licensing, rental, purchase, shipment, delivery, transmission, exhibition, possession, or use of the WorldGate Platform, the access to any Subscriber Accessible Content, or any transfer of technology hereunder, but excluding however any taxes assessed upon any of WG's income or personal property (collectively "Taxes"). Affiliate shall indemnify and hold WG forever harmless from any liability associated with such Taxes.

         (b) Except for Subscriber Access Fees all payments hereunder, including without limitation the purchase price of the components of the WorldGate Platform to be acquired shall be made promptly at the net invoice price (i) in cash before shipment, or (ii) upon written credit approval by WG, within forty-five (45) days after the receipt of an invoice for the same. The above notwithstanding, payment for the components of the WorldGate Platform which have been shipped to Affiliate prior to the execution of this Affiliation Agreement is due and shall be made on or before October 1, 1998. Subscriber Access Fees are due within forty-five (45) days of the receipt of invoice for the same. Interest shall accrue on all amounts not paid when due at a rate equal to the lesser of twelve (12%) percent per annum or any maximum rate imposed under applicable laws and regulations. Payments shall not be deferred or subjected to setoff by Affiliate, the parties will however reasonably cooperate to adjust the Subscriber Access Fees to reflect a pro-rata portion of any credits granted to Subscribers which are not able to receive the WorldGate Service due to a failure of the WorldGate Platform. Payments may not be suspended and shall continue during the pendency of any dispute hereunder.
All fees stated herein and all payments to be made to WG hereunder are expressed in, and shall be made, in the currency of the United States unless otherwise agreed in writing by the parties. WG reserves the right to change or limit the amount or duration of any payment credit terms which may be extended to Affiliate hereunder in the event of any change in the credit worthiness of Affiliate as determined by WG in its sole discretion.

5. STATEMENTS AND REPORTS: To afford determination and/or verification of the Subscriber Access Fees due WG shall provide to Affiliate an accounting statement and report within forty-five (45) days after the beginning of each calendar month in which the WorldGate Service is distributed hereunder. Said statement shall include the following information to the extent applicable: the number of Subscribers, the type of Subscriber accounts, the Subscriber usage, and the total amount due for access to the WorldGate Service hereunder. Such information may be provided electronically by Affiliate access to computer terminals associated with the WorldGate Platform and/or in connection with a third party standard billing interface. Affiliate acknowledges that WG requires access to records and information relating to Subscribers in order to provide such statements and reports and hereby consents to the same.

6. AUDIT: During the term hereof and for a period of one year after any expiration or termination hereof Affiliate and WG shall keep accurate and complete books and records of Subscriber accounts and their access to and use of the WorldGate Service. Subject to the confidentiality provisions contained herein, each of the Affiliate and WG may, not more than once during each calendar year and upon at least thirty days prior written notice, at its expense and during regular business hours, have the right to audit all such books and records of the other. Such audits shall be conducted by an internationally recognized, independent public accounting firm chosen by the auditing Party on the auditing Party's behalf. The audited Party agrees to fully cooperate with auditing Party's representatives and/or designees, and shall provide such representatives and/or designees with adequate space in which to facilitate any audit of such books and/or records. If an audit or checking reveals a discrepancy in the Subscriber Access Fees owed for the audit period, WG and Affiliate agree to make prompt adjustments of such accounts along with any required credits or payments associated therewith. Upon written agreement by the parties such audit results shall be deemed final and binding upon the parties, absent evidence of fraud.


7.       REPRESENTATIONS AND WARRANTIES OF THE PARTIES:

         (a) Each of the Parties represents and warrants that (i) it has the authority and power to enter into this Agreement and to perform its obligations hereunder; and (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and are deemed to be valid, binding and enforceable obligations.


8.       INDEMNIFICATION AND CONTENT RISK ALLOCATION:

         (a) WG shall indemnify Affiliate against (i) any award of damages and costs made against Affiliate by a final judgment of a court of competent jurisdiction in any such action, insofar as the same are based on a claim that the WorldGate Platform infringes any United

States patent, and (ii) any settlements or compromises made by WG as described below. WG shall control the defense of any such action including appeals, and all of negotiations thereof, including the right to effect any settlement or compromise. In case the use of the WorldGate Platform is, in any action, held to constitute such an infringement and the use thereof is enjoined, WG shall, at its option and expense (x) procure for Affiliate the right to continue using the WorldGate Platform, (y) replace or modify the same so that it becomes non-infringing and performs the same service with substantially the same quality, or (z) authorize Affiliate to return the effected WorldGate Platform and provide Affiliate with a refund of the purchase price, less an allowance for past use prorated based upon the initial term of this Agreement. The above indemnity shall not apply to and WG shall have no liability for any claim of infringement based on: (1) any use of other than a current unaltered release of the WorldGate Platform; or (2) any combination or use of the WorldGate Platform with non-WG hardware, software, information, data or content, or (3) any use of the WorldGate Platform other than is authorized herein. The foregoing states the entire liability with respect to infringement of any intellectual property rights with regard to the WorldGate Platform.

         (b) Affiliate shall indemnify WG against (i) any award of damages and costs made against WG by a final judgment of a court of competent jurisdiction in any such action, insofar as the same are based on a claim of infringement arising out of: (1) any use of other than a current unaltered release of the WorldGate Platform; or (2) any combination or use of the WorldGate Platform with non-WG hardware or software, or (3) any use of the WorldGate Platform other than is authorized herein, and (ii) any settlements or compromises made by Affiliate as described below.

         (c) The Parties agree that damages and costs may arise hereunder as a result of claims and disputes by third parties against one or both of the Parties with respect to the Subscriber's use of Subscriber Accessible Content, which is beyond the responsibility and/or control of the Parties. In this regard the Parties will agree upon and implement terms and conditions for Subscriber use of the WorldGate Service which require Subscriber's acknowledgment of such factors as are set forth in Paragraph 1(e) of this Agreement and Subscriber's agreement that any access to and use of Subscriber Accessible Content is and will be the sole responsibility of the Subscriber. Subscriber's agreement to these terms and conditions of use will be a pre-requisite to activating a Subscriber account. Furthermore, the Parties agree to cooperate in good faith and to take such actions as are reasonable and consistent with prudent business practices with respect to the defense and/or settlement of such third party claims and disputes and the equitable allocation of the resulting damages and costs, including, without limitation, providing the other prompt notice in writing of any such claim of which it becomes aware. The Parties acknowledge that from time to time WG, Affiliate or both Parties may receive notice that Subscriber Accessible Content is alleged to violate the copyright of one or more entities ("NCL"). Upon receipt of an NCL, the Party receiving said NCL shall notify the other Party and both Parties shall take such actions as are reasonable and consistent with prudent business practices with respect to the NCL.

         (d) In any case in which indemnification is sought hereunder:

                  (i) The party seeking indemnification shall promptly notify the other party in writing upon the initiation of any claim or litigation to which the indemnification relates;

                  (ii) The party seeking indemnification shall afford the other party the opportunity to participate in, and, at the option of such other party, to control, any compromise, settlement, litigation or other resolution or disposition of any such claim.

                  (iii) The party seeking indemnification shall fully cooperate with the reasonable requests of the other party in its participation in, and control of, any compromise, settlement, litigation or other resolution or disposition of any such claim.


9.       RENEWAL, TERMINATION AND DEFAULTS:

         (a) Upon the expiration of the initial Term hereunder this Agreement shall be automatically renewed for additional successive two (2) year periods thereafter unless terminated by either Party upon ninety (90) days written notice prior to the expiration of such initial Term or any renewal period, as applicable. The Subscriber Access Fees payable during any renewal period shall be WG's then current published rates or such other rates as may be agreed by the parties in writing.

         (b) In addition to all of its other rights and remedies at law and in equity, either party shall be entitled at its option forthwith, upon giving notice to the other party, to terminate this Agreement and all licenses granted hereunder, (i) if said other party shall fail to perform any of its obligations or undertakings required of it hereunder, or shall be in breach of any of its warranties or representations herein contained, and shall not have cured or remedied such failure or breach within sixty (60) days of written notification thereof; provided, however that with respect to any failure to pay Subscriber Access Fees such cure period shall be reduced to ten (10) business days from the date of written notification hereunder; (ii) if a party hereunder commences a voluntary case under Title 11 of the United States Bankruptcy Code as now and hereafter in effect, or any successor statute, or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or a party consents to the entry of an order for relief in an involuntary case, or to the conversion of a voluntary case to an involuntary case, under any such law, or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; a party makes any assignment for the benefit of creditors; a party is unable or fails or admits in writing of its inability or failure to pay its debts as such debts become due; or the Board of Directors or other governing body of a party adopts any resolution or otherwise approves authorization to act upon any of the foregoing, such action shall be deemed a breach hereunder; or (iii) if any order, judgment or decree is entered against decreeing the dissolution or split-up of such party, and such order remains undischarged or unstated for a period in excess of thirty (30) calendar days, such action shall be deemed a breach hereunder.

         (c) Sections 8-12, and 14-16, as well as any obligation which has accrued prior to any expiration or termination of this Agreement shall survive such expiration or termination by a period not to exceed five (5) years from such expiration or termination. All outstanding amounts owing hereunder shall become immediately due and payable in the event of any expiration or termination of this Agreement.


10.      NON-WAIVER OF BREACH; REMEDIES CUMULATIVE; LIMITATION ON DAMAGES:

         (a) A waiver by either party of any of the terms or conditions of this Agreement shall not, in any instance, be deemed or construed to be a waiver of such terms or conditions for the future or of any subsequent breach thereof. No payment or acceptance thereof under this Agreement shall operate as a waiver of any provision hereof.

         (b) Except as set forth herein all remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation, or agreement of either party. IN NO EVENT SHALL EITHER PARTY HEREUNDER BE LIABLE TO THE OTHER FOR SPECIAL, PUNITIVE, CONSEQUENTIAL (INCLUDING WITHOUT LIMITATION ANY LOST PROFIT OR INVESTMENT AND THE LIKE), INDIRECT OR INCIDENTAL DAMAGES, BY WAY OF INDEMNITY OR OTHERWISE.

         (c) In no event shall WG be liable for damages in excess of the amounts paid to WG hereunder with respect to the particular subject matter giving rise to such damages.


11. NOTICES: Except as herein otherwise expressly provided, all notices, statements and other documents desired or required to be given hereunder shall be in writing and shall be given by overnight courier service or other personal delivery, email or fax or other comparable immediate electronic transmission (with a copy sent by regular U.S. mail).
All notices, statements and other documents shall be sent to:

If to WG:

Accounting statements and              All other notices should be sent to:
remittances should be sent to:

WORLDGATE COMMUNICATIONS, INC.         WORLDGATE COMMUNICATIONS, INC.
3220 Tillman Drive, Suite 300          3220 Tillman Drive, Suite 300
Bensalem, PA  19020                    Bensalem, PA 19020
Attn:  Accounting Services             Attn:  Affiliate Administration
                                              with a copy to the General Counsel

If to Affiliate:


CABLE BAHAMAS, LTD.
Robinson Road
P.O. Box CB - 13050
Nassau, Bahamas
Attn: Rick Pardy


(or at such other address as may be designated in writing by either party no less than thirty (30) days prior to the date of transmission of the notice, statement, etc.). Notice given by electronic transmission, courier service or by personal delivery shall be deemed given upon delivery by the transmission service or messenger.

12. GOVERNING LAW AND EXPORT RESTRICTIONS: All matters pertaining to this Agreement (including its interpretation, validity, performance and breach), in whatever jurisdiction action may be brought, shall be governed by the laws of the State of Delaware (excluding its conflict of law provisions). The parties hereto expressly consent and agree to submit to the jurisdiction of any court of competent jurisdiction in the State of Delaware, and to accept service of process outside the State of Delaware in any matter to be submitted to any such court pursuant hereto. Wherever there is any conflict between any provision hereof and any law or requirement with the force of law, this Agreement shall remain valid and such provision hereof shall be restricted to the extent, and only to the extent, necessary to bring it within the applicable requirements, unless such restriction shall, in the opinion of WG, have the effect of materially nullifying, or impairing, this Agreement. Affiliate shall comply fully with all then current applicable laws and regulations relating to the export of products and technical data including, but not limited to, any regulations of the United States Office of Export Administration.


13. FORCE MAJEURE: Neither party shall, in any manner whatsoever, be liable or otherwise responsible for any delay or default in, or failure of performance (other than the failure to make payments hereunder) resulting from or arising out of or in connection with, any "Event of Force Majeure" and no such delay, default in, or failure of performance shall constitute a breach by either party hereunder. For purposes of this Agreement, an "Event of Force Majeure" in respect of a party shall mean any act, cause contingency or circumstances beyond the reasonable control of such party, including, without limitation, and to the extent beyond the control of such other party, any governmental action, nationalization, expropriation, confiscation, seizure, allocation, embargo, prohibition of import or export of goods or products, regulation, order or restriction (whether foreign, federal or state), war (whether or not declared), civil commotion, disobedience or unrest, insurrection, public strike, riot or revolution, lack of or shortage of, or inability to obtain, any labor, machinery, materials, fuel, supplies or equipment from normal sources of supply, strike, work stoppage or slowdown, lockout or other labor dispute, earthquake, hurricane, other natural calamity, damage or destruction to plant and/or equipment, fire or any other accident, condition, cause, contingency or circumstance (including, without limitation, acts of God) within or without the United States beyond the reasonable control of such party.


14.      CONFIDENTIALITY:

         (a) The recipient of any confidential information of the other hereunder agrees to safeguard the confidentiality of such confidential information by applying policies and procedures adequate for that purpose, including without limitation, restricting the disclosure of this confidential information to employees and consultants needing to know the same for the purpose of this Agreement, who have agreed in writing to safeguard such confidential information in a manner consistent with the provisions of this paragraph. The recipient shall not disclose any such confidential information to any other person, firm or corporation, or use the same except for the purpose stated hereinabove, and shall exercise at least the same degree of care to guard against disclosure or unauthorized use of such confidential information, as the recipient employs with respect to its own confidential information, but in no event less than reasonable care.

         (b) The recipient shall have no obligation of confidentiality hereunder with respect to any information which:

             (i) is already properly known to the recipient other than as a result of a prior confidential disclosure by the disclosing Party;

             (ii) is or becomes publicly known otherwise than by the recipient's (or someone receiving the information from recipient) fault or breach of this Agreement;

             (iii) is rightfully received by the recipient without restriction from a third party who is not under an obligation of confidentiality, directly or indirectly, to the disclosing Party;

             (iv) is independently developed by the recipient without benefit of the confidential information received hereunder;

             (v)   is approved for release in writing by the disclosing Party;
or

             (vi) is required to be disclosed by the recipient pursuant to judicial or regulatory action, provided that the disclosing party is promptly notified at the time such action is initiated and the recipient fully cooperates with the disclosing Party in seeking continued confidential treatment of such information to the extent possible.

         (c) Except as may be reasonably required by applicable law, regulation or court order, the Parties agree that neither of them shall publicly divulge or announce, or in any manner disclose to any third party, other than its attorneys and accountants, any of the specific terms and conditions of this Agreement, including without limitation the Subscriber Access Fees payable hereunder, and the parties further warrant and agree that none of their officers, directors or employees will do so.


15. PROCEDURE PRIOR TO LITIGATION: Prior to initiating any litigation with respect to any controversy, claim or dispute arising hereunder or related hereto, but excluding any claim arising under Sections 3 or 14 of this Agreement (a "Dispute") a Party must first notify the other Party and request in writing that such Dispute be submitted to an executive committee consisting of one senior ranking executive named by each of the Parties for such purpose. Such named executive shall have the authority and be capable of making binding decisions on behalf of such Party with respect to such Dispute. Within five (5) business days following the receipt of such notice (or such other period as may be agreed by the Parties) each Party shall have named its executive committee participant, and within ten (10) business days following the receipt of such notice (or such other period as may be agreed by the Parties) the executive committee shall meet to discuss the Dispute. If the executive committee is not able to resolve the Dispute within twenty (20) business days following the receipt of such notice (or such other period as may be agreed by the Parties), then either Party may proceed with the initiation of such litigation as may be appropriate.


16. MISCELLANEOUS; ENTIRE UNDERSTANDING: The titles of the paragraphs of this Agreement are for convenience only and shall not in any way affect the interpretation of this Agreement. This Agreement does not in any way create the relationship of franchise, joint venture, partnership or agency between WG and Affiliate, and each shall remain an independent contractor, and as such shall not act or represent itself, directly or by implication, as agent for the other or assume or create any obligation of or in the name of the other. This Agreement will inure to the benefit of and be binding upon the Parties and their respective representatives, and permitted successors and assignees. This Agreement, including the Exhibits identified herein, sets forth the entire understanding of the parties with respect to the subject matter hereof, and all oral agreements and all prior written agreements with respect to such subject matter have been merged herein. No representations or warranties have been made other than those expressly provided for herein. This Agreement may not be modified, except by a written instrument signed by an authorized representative of the parties, and this provision may not be waived except by written instrument signed by an officer of the parties. This Agreement may be executed in any number of counterparts, with each such counterpart deemed to be an original, but all such counterparts shall together constitute one and the same instrument. In the event this agreement is translated into any foreign language counterpart, the English language counterpart shall remain controlling. This Agreement shall be presumed to have been negotiated and drafted by both Parties for the purpose of construing any ambiguities hereunder.

IN WITNESS WHEREOF, THE PARTIES HAVE CAUSED THIS AGREEMENT TO BE SIGNED AND ACCEPTED BY THEIR DULY AUTHORIZED REPRESENTATIVES AS OF THE DAY AND YEAR FIRST WRITTEN ABOVE.

Affiliate: CABLE BAHAMAS, LTD.                WG
By: /s/ unintelligible                        By: /s/ Peter Mondics
    ------------------------------                ------------------------------
Name:  unintelligible                         Name:  Peter Mondics
Title: President & COO                        Title:  VP Sales
Date:  September 30, 1998                     Date:  September 30, 1998
Tel.: 242-356-6780                            Tel.: 215-633-5100
Fax: 242-356-8982                             Fax: 215-633-9590

                                    EXHIBIT A

                         TELEVISION DISTRIBUTION SYSTEMS


        SYSTEM NAME                    MAILING ADDRESS                 BASIC SUBSCRIBERS
        -----------                    ---------------                 -----------------
            ##                               ##                              ##

 --------------------------       --------------------------       --------------------------

 --------------------------       --------------------------       --------------------------

 --------------------------       --------------------------       --------------------------

 --------------------------       --------------------------       --------------------------


Each System identified above must include at least the following minimum facilities (to be supplemented as the Subscriber base grows):

         (a) dedicated Internet Access Link - T1 or equivalent with comparable data rates

         (b) Cisco 2501 Router with IP Software (or approved equivalent)

         (c) Kentrox D-Serv CSU/DSU (or approved equivalent)

-----------
## THE INFORMATION CONTAINED IN THIS PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES & EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                                    EXHIBIT B
                               WORLDGATE PLATFORM

PLATFORM COMPONENTS AND PRICING:

Set forth below are the standard components of the WorldGate Platform and the price for the same as of the effective date set forth below. Such prices are FOB WG's factory, and are valid for a period of one-year from this effective date after which time they are subject to change by WG to reflect current market conditions, provided that WG represents that such prices as WG will charge Affiliate for these standard components will be no less favorable than those contemporaneously charged to like affiliates under terms and conditions comparable to those set forth herein.

                                          FIRST UNIT IN A      OTHER UNITS--SAME
          ITEM                                HEADEND               HEADEND
          ----                            ---------------      -----------------

Headend Package (analog)                       ##                    ##

Large System Headend Package (analog)          ##                    ##

Channel HyperLinking Server                    ##                    ##

WorldGate Keyboard*                            ##                    ##

------------
*  Non-U.S. language keyboards will be quoted separately.

Custom configuration options are available and will be quoted separately if required based upon the results of a site survey and expected Subscriber base. The above prices do not include site surveys and installation which are available on a time and material basis at WG's customary rates (plus travel and per diem charges.) The above prices do not include any improvements and/or modifications to Affiliate's Systems. Notwithstanding the use of the term "purchase" herein, such WorldGate Platform as acquired hereunder includes certain WorldGate and third party software, microcode and documentation, whether stored in electronic (including firmware), magnetic, optical or other media (collectively Programs) for which title to and all proprietary rights in are reserved to WG and its suppliers. All access to and use of such Programs is subject to the terms and conditions of WG's Software License attached hereto and incorporated herein as Exhibit B-1.

LIMITED PRODUCT WARRANTY:

------------
## THE INFORMATION CONTAINED IN THIS PORTION OF THE EXHIBIT HAS BEEN OMITTED AND
   FILED SEPARATELY WITH THE SECURITIES & EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

WG hereby warrants that as installed hereunder and for a period of twelve months thereafter ( but not more than thirteen months after delivery if there is a delay between delivery and installation other than as may result from the actions and/or omissions of WG) such WorldGate Platform components will perform under normal use and service substantially in the manner specified in the current applicable published technical specification as issued by WG prior to the execution of this Agreement, and that for this period the hardware components of the WorldGate Platform will be free from defects in materials and workmanship. This warranty shall not apply to any items subjected to accident, misuse, neglect, mishandling, unsuitable physical or operating environments or any installation, testing, repair, adjustment or alteration by anyone other than WG or its authorized vendors, or any use of non-approved components in connection with the WorldGate Platform. WG's warranty hereunder extends to Affiliate only, and to no other person or entity. This warranty shall not be enlarged or otherwise affected by, and no obligation or liability shall arise hereunder by WG's rendering of technical advice, help line support or service in connection with the products furnished hereunder. Any claims arising out of the aforesaid warranty must be submitted to, and the affected components must be returned or otherwise made available to WG in accordance with its published procedures, during the specified warranty period. Subject to the preceding conditions, WG will promptly examine such WorldGate Platform components and repair or replace any such components which are defective with respect to the above warranty. Any required service, repair or replacement (and the costs and expenses associated therewith) which are not covered by the above warranty will be the responsibility of Affiliate unless covered by an applicable WG service contract.

THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION, ANY IMPLIED OR STATUTORY WARRANTY OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ANY WARRANTY HEREUNDER, EXPRESS OR OTHERWISE, IS LIMITED TO THE WARRANTY TERM AND CONDITIONS AS SET FORTH ABOVE.

AFFILIATE TECHNICAL SUPPORT:

WG will at no additional charge to Affiliate provide technical support to Affiliate's customer service and engineering staff, 7 days per week, 24 hours per day, with such support to be provided by telephone, facsimile and/or the Internet. Except as is provided by WG pursuant to the terms and conditions of any applicable service contract or WG's written warranty herein, any required travel from WG's facilities or support in addition to that provided by telephone, facsimile or Internet hereunder will require payment for time and materials at WG's customary rates, as well as reimbursement for travel and per diem charges.

ON SITE TRAINING:

Prior to the initial launch of the WorldGate Service on Affiliate's Systems WG will conduct one on site technical and customer service training program of up to 3 days in duration. Additional training will be available on a time and materials basis at WG's customary rates, as well as reimbursement for travel, lodging and other per diem charges.

PLANT SPARES:

WG and Affiliate will cooperate to formulate and implement a recommended program for spare parts inventory, local maintenance strategy and emergency response.

SOFTWARE RELEASES AND UPGRADES:

WG shall provide at no additional cost to Affiliate such bug fixes and other software releases as it makes available without charge to its other affiliates, and will use commercially reasonable efforts to notify Affiliate when it becomes aware of such bugs.

                                   EXHIBIT B-1
                                SOFTWARE LICENSE

The terms and provisions of this Exhibit B-1 (Software License) provide for the licensing by WG to Affiliate of certain Programs (as such term is defined in the Affiliation Agreement) furnished with and to be used either as part of or in conjunction with the WorldGate Platform to be provided by WG to Affiliate under an Affiliation Agreement, of which this Exhibit forms a part.

1. GRANT OF LICENSE: WG (hereinafter Licensor) hereby grants to Affiliate (hereinafter Licensee) and Licensee hereby accepts a personal, nonexclusive license to use the Programs on the terms and conditions set forth herein and in the Affiliation Agreement. Except as specifically provided herein and therein, no interest, right or license, express or implied, is granted, and such other interests, rights and licenses are hereby reserved.

2. OWNERSHIP RIGHTS: Any reference to sale or purchase not withstanding, title to the Programs and all copies and derivatives thereof shall be and remain in Licensor, and no title to or ownership of the Programs or any derivative or portion thereof is conveyed or transferred to the Licensee. Licensee acknowledges that the Programs constitute confidential and proprietary information and trade secrets of Licensor, whether or not the Programs, or any portion thereof, are or may be copyrighted or copyrightable and/or patented or patentable, and that disclosure of the Programs to Licensee is on the basis of the confidential relationship between Licensee and Licensor under this Agreement.

3. RESTRICTION ON TRANSFER: Licensee shall not sell, assign, sub-license, transfer, or otherwise make available the Programs, in whole or in part, except as may be permitted by this Software License Agreement.

4. RESTRICTION ON USE, DISASSEMBLY AND REVERSE ENGINEERING: Licensee may use the Programs solely and exclusively on the computer(s) and associated peripherals furnished by WG as part of the WorldGate Platform sold to Affiliate under terms of the Affiliation Agreement, except that the Programs may also be temporarily used on or with a compatible backup computer and associated peripherals if the WorldGate Platform computers and associated peripherals are inoperative because of malfunction or during the performance of preventive maintenance or engineering changes, but only for such reasonable time as required to restore such WorldGate Platform to operative status. Licensee shall use the Programs only in connection with its immediate internal operations with respect to the provision to its customers of the WorldGate Service as authorized by the Affiliation Agreement, and shall not otherwise use nor offer or supply the use of the Programs to others under any circumstance. Licensee shall not de-compile, disassemble or otherwise reverse engineer the Programs.

5. RESTRICTION ON COPYING: Licensee shall make no copies (including any derivatives) of the Programs, or any part thereof, except that Licensee may make one (1) copy of the Program solely for the purposes of backup and archival storage. All copies shall be clearly marked by Licensee with the same Licensor proprietary and copyright restrictions which appear on the Programs originally supplied to Licensee, and be stored by Licensee in a secure manner.

6. RESTRICTION ON DISCLOSURE: Except as expressly permitted herein, Licensee shall not disclose or otherwise make available the Programs, or any portion thereof, to any third party or to any employee or agent of Licensee who is not of necessity reasonably authorized by Licensee to access and use the Programs as part of Licensee's provision of the WorldGate Service. Licensee shall take all reasonable steps necessary to ensure the Programs, or any portions, copies or derivatives thereof, are not disclosed or otherwise made available by Licensee (or employees or agents of Licensee) to any third party except as aforesaid.

7. TERMS AND TERMINATION: The term of this License Agreement and the license granted hereunder shall commence on the date hereof, and shall terminate on the earlier of: (a) when Licensee ceases to offer the WorldGate Service or when Licensee ceases to operate or de-installs the WorldGate Platform; or (b) the termination or expiration of the Affiliation Agreement or the failure of Licensee to comply with any of the terms and provisions hereof or of the Affiliation Agreement (including without limitation, the failure to pay any fees when due), which failure continues for a period of ten (10) days after written notice thereof.

Upon termination of this Software License Agreement all rights to use the Programs shall terminate and Licensee shall immediately cease use of the Programs, and shall, within one (1) month after any such termination return the

Programs and all copies thereof to WG (or upon WG's written request destroy the same,) and furnish WG a written statement certifying that the original and all copies and extracts (including partial copies and extracts) of the Programs and any related material received from WG or made in connection with such license have been returned to WG, or destroyed pursuant to WG's written request. WG reserves all rights and remedies, whether provided by contract, at law, in equity and/or otherwise, to enforce it rights under this license. Licensee acknowledges and agrees that any breach or threatened breach of this software license shall cause WG irreparable injury for which there may be no adequate remedy at law, and that in addition to any other remedies available, WG shall be entitled to obtain injunctive relief as well as actual damages.

Affiliate Initials: /s/ unintelligible     WG Initials: /s/ unintelligible
                    ------------------                  ------------------

Effective Date: October 1, 1998

                                    EXHIBIT C
                             SUBSCRIBER ACCESS FEES

SERVICE ACCESS FEES FOR PRIVATE RESIDENCES:

The following WorldGate Service Access Fees are payable by Affiliate to WG on a monthly basis for each Private Residence having access to the WorldGate Service during such month (prorated based upon a 30 day month for Private Residences having access to the WorldGate Service for less than a full calendar month). The table set forth below includes various benchmarks which, if achieved, will result in an adjustment in the particular amount payable for such Access Fees. Affiliate's performance with respect to these benchmarks and the resultant amounts payable hereunder shall be determined on an aggregate System wide basis based on the results of all Systems hereunder. Any adjustment in the amount payable for such Access Fees shall apply only for prospective periods after the benchmarks have been achieved, and then only after written notice has been provided by Affiliate to WG providing the details as to such achievement.

For purposes of determining the applicable rate for the Service Access Fees payable hereunder for the Systems (x) the number of "WorldGate Private Residences" for any month shall mean the average number of actual Private Residences to the WorldGate Service for that month and shall include only the Private Residences being invoiced for and paying the standard retail charge which Affiliate invoices its customers for the WorldGate Service (Service Access Fees are, however, payable by Affiliate to WG for all Private Residences receiving access to the WorldGate Service irrespective of whether such standard retail charge or any payment is made by such Private Residences to Affiliate), and (y) the number of AWorldGate Capable Customers for any month shall mean the average number of Affiliate's actual customers (including only those customers being invoiced for and paying the standard retail charge which Affiliate invoices for its television programming distribution service) which during the month had sufficient System architecture and Head-end Package components of the WorldGate Platform installed and operational to permit such customer to have become a WorldGate Private Residence, had the customer so chosen, and (z) the APenetration for any month shall mean the number of WorldGate Private Residences divided by the number of WorldGate Capable Customers as determined above. Monthly averages hereunder shall be determined dividing by two the sum of the applicable number on the first and last business days of the month.

FOR AFFILIATES OFFERING THE WORLDGATE SERVICE AS AN UNLIMITED USAGE SERVICE ON AN A' LA CARTE BASIS (INCLUDES AN ALLOTTED USAGE TIME PER SUBSCRIBER PER MONTH WHICH IS NOT LIMITED IN NUMBER OF HOURS).

                          [INFORMATION REDACTED] ##

In addition to the Service Access Fees as set forth above Affiliate shall pay to WG as Private Residence Access Fees in the event the amount which Affiliate invoices and/or otherwise charges its customers as part Affiliate's standard monthly retail price for the WorldGate Service exceeds U.S. ## for an unmetered service, an amount equal to [INFORMATION REDACTED] ## percent of such excess. For purposes of this paragraph such standard retail prices shall be determined using the currency exchange rate specified in the Wall Street Journal on the last business day prior to the month in question.
[INFORMATION REDACTED] ##

SERVICE ACCESS FEES FOR NON-PRIVATE RESIDENCES: In the event that Affiliate provides the WorldGate Service to Commercial Establishments Affiliate shall pay to WG on a monthly basis as Commercial Establishment Access Fees an amount equal [INFORMATION REDACTED] ##. [For example, if the aggregate monthly gross consideration for Commercial Establishments is [INFORMATION REDACTED] ##, the standard monthly retail price is [INFORMATION REDACTED] ## and the applicable Service Access Fee then in place for Subscribers is [INFORMATION REDACTED] ##, then the Commercial Establishment Access Fee payable would be ([INFORMATION REDACTED] ##)]. [INFORMATION REDACTED] ##

OTHER TRANSACTIONAL REVENUE OPPORTUNITIES:

The parties anticipate that the Subscriber Accessible Content will include opportunities to generate revenue from third parties through Channel HyperLinking, advertising, commodity buying/selling, lead generation and similar services, whether through direct hits or click-throughs (collectively "Transactions") which may be facilitated by the WorldGate Platform. The Parties further recognize that such opportunities may require commitments with advertising agencies and other third parties as well as administrative, accounting, and other services and associated costs, fees, and expenses in order to permit such revenue to be generated. The Parties will work together to

------------
## THE INFORMATION CONTAINED IN THIS PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES & EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

maximize such opportunities. Any net revenue which is generated as a result of such services as the Parties agree to make available to Subscribers as part of the WorldGate Service hereunder will be shared as follows by WG and Affiliate, after payment of such associated costs, fees, and expenses, and subject to any required commitments as aforesaid.

Fees and other consideration generated through Transactions facilitated by the use of the WorldGate Service, but other than through the use of Channel HyperLinking, will be [REMAINDER OF PARAGRAPH REDACTED]##

Fees and other consideration generated through Transactions facilitated by Channel HyperLinking will be [INFORMATION REDACTED] ##.


------------
## THE INFORMATION CONTAINED IN THIS PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES & EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.